INDEPENDENT CONTRACTOR AGREEMENT

This Agreement is made this 9th day of November 2012, by and between Prestige Cruise Services, LLC, 8300 N.W. 33 Street, Suite 100, Miami, Florida 33122, (“Company”) and Mark Conroy (“Independent Contractor”).

Whereas, Company is engaged in the passenger cruise industry and desires to have Independent Contractor provide consulting services for and on behalf of Company and Independent Contractor agrees to perform these services for Company under the terms and conditions set forth in this Agreement.

In consideration of the mutual promises set forth in this contract, it is agreed by and between Company and Independent Contractor:

1.    DESCRIPTION OF WORK: Independent Contractor will act as an advisor to the CEO and President of Prestige Cruise Holdings, Inc.

2.    PAYMENT:
A.    Beginning January 31, 2013, Company will pay Independent Contractor the sum of $550,000 for the work to be performed under this Agreement, plus $32,530 for COBRA payments, $5,908 for UNUM and $26,400 for a car allowance according to the following schedule: $64,838 on January 31, 2013, $275,000 divided into 22 equal monthly payments beginning March 1, 2013, and a lump sum payment of $275,000 on January 31, 2015;
B.    Contractor shall be entitled to one free cruise per calendar year beginning January 31, 2013, and ending December 31, 2015; and
C.    On January 31, 2013, (“Grant Date”) Prestige Cruises International, Inc. (“Parent”) will grant Contractor a stock option (the “Option”) under the Parent’s 2008 Stock Option Plan (the “Stock Plan”) to purchase 100,000 shares (the “Intended Option”) of the Parent’s common stock at a price per share at the greater of $8.85 or Fair Market Value (as defined in the Stock Plan).  If the Fair Market Value as a share of Parent’s common stock on the Grant Date is greater than $8.85 then the Parent will increase the Intended Option so that the Contractor receives options equal to the Total Effective Exercise Cost (Total Effective Exercise Cost means Fair Market Value times 100,000 shares divided by the $8.85 per share rounded to the nearest whole option.)

3.    EXCLUSIVITY: Independent Contractor agrees to provide services on an exclusive basis and will not accept or participate in any consulting arrangement or business during the first three months of this Agreement.

4.    COVENANT NOT TO COMPETE: Contractor expressly agrees that during the term of this Agreement, he will not directly or indirectly through other Person engage in, enter the employ of, render any services to, have any ownership interest in, nor participate in the financing, operation, management or control of any Competing Business. "Directly or indirectly through any other Person engage in” shall include, but not be limited to, any direct or indirect ownership or profit participation interest in such enterprise, whether as owner, stockholder, member, partner, joint venture or otherwise, and shall include any direct or indirect participate in such enterprise as employee, consultant, director, officer, licensor of technology or otherwise. For purposes of this Agreement, Competing Business means a Person anywhere in the continental United States and elsewhere in the world where the Company and its Affiliates engage in business, or reasonably anticipate engaging in business that competes, or at any time during the past 12 months has competed, with the Company or any of its Affiliates in the passenger ship cruise industry. It being understood that nothing contained herein shall prevent Contractor from owning Two percent or less of any publicly traded stock of any company engaged in the passenger cruise ship industry. Contractor acknowledges that any breach of this covenant not to compete will cause irreparable harm to Company. In the event of such breach or threatened breach by Contractor of the provisions of this paragraph, Company shall be entitled to an injunction restraining Contractor from rendering services to any person, firm or corporation, association, partnership or other entity, which is a competitor of Company. Contractor acknowledges that Company is engaged in the passenger ship cruise business throughout the world and that the marketplace for the Employer's services is worldwide. Contractor further covenants and agrees that the geographic area, length of term and types of activities restrictions (non-competition restrictions) contained herein are reasonable and necessary to protect the legitimate business interests of Company because of the scope of Company’s business. Notwithstanding this paragraph, Company acknowledges that Contractor’s spouse currently provides marketing services to A-ROSA in connection with river cruises in North America.

5.    NON-SOLICITATION. Contractor agrees that, during the term of this Agreement, he will not, directly or indirectly through any other Person (a) induce or attempt to induce any employee or independent contractor of the Company or any Affiliate of the Company to leave the employ or service, as applicable, of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any such Affiliate, on the one hand, and any employee or independent contractor thereof, on the other hand; (ii) hire any person who was an employee of the Company or an Affiliate of the Company until twelve months after such individual’s employment relationship with the Company or such Affiliate has been terminated; (iii) influence or attempt to influence customers, vendors, suppliers, licensors, lessors, joint venturers, associates, consultants, agents or partners of the Company or any Affiliate of the Company to divert their business away from the Company or any such Affiliate; or (iv) otherwise interfere with, disrupt or attempt to disrupt the business relationships, contractual or otherwise, between the Company or any Affiliate of the Company, on the one hand, and any of its or their customers, suppliers, licensors, lessors, joint venturers, associates, officers, employees, consultants, managers, partners, members or investors, on the other hand.

6.    RELATIONSHIP OF PARTIES: The Parties intend that an independent contractor-employer relationship will be created by this Agreement. The Parties agree that Independent Contractor is not an employee of Company for any purpose. Any contribution or payment levied by any foreign, federal, state or local law based upon any employment by Independent

Contractor shall be borne and paid by, and shall be the exclusive responsibility of, the Independent Contractor. Independent Contractor shall prepare and file when due all tax returns, reports and other documents required to be filed by Independent Contractor in connection with this Agreement.

7.    TERM: The Agreement shall remain in force beginning January 31, 2013, through and including January 31, 2015, unless other agreed in writing by the Parties.

8.    REPORTING: Independent Contractor will report to Kunal Kamlani, President and COO, regarding all duties undertaken and services provided in connection with this Agreement.

9.    CONFIDENTIALITY AND NO DISPARAGEMENT. Contractor agrees not to make critical, negative or disparaging remarks about the Company, its affiliates, services, products, employees, officers, directors or agents to others. Contractor acknowledges that the trade secrets of Company, private or secret processes as they exist from time to time, and information concerning customers, products, developments, procedures, techniques, improvements, designs, styles, plans, competitive strategies, sketches, renderings, other drawings, test data, computer programs, progress reports, materials, costs, revenues, profits, losses, finances, forecasts, specifications, methods, research, procurement and sales activities, promotions, and pricing techniques of or related to Company as well as information relating to the management, operation or planning of Company are valuable, special and unique assets of Company, access to and knowledge of which may be given to the Contractor in the performance of Independent Contractor’s duties hereunder (collectively, “Proprietary Information”). In light of the highly competitive nature of the industry in which Company conducts its business, Independent Contractor agrees that all Proprietary Information heretofore or in the future obtained by Independent Contractor as a result of Independent Contractor’s association with Company shall be considered confidential. In recognition of this fact, Independent Contractor agrees that, without the prior written consent of the Company, Independent Contractor will not, during and after the term of this Agreement, disclose any of such Proprietary Information to any person or entity, other than to an employee, agent or independent contractor of Company to whom disclosure is reasonably necessary or appropriate in connection with the performance by Independent Contractor of the duties set forth in this Agreement, for any reason or purpose whatsoever and he will not make use of any Proprietary Information for his own purposes or for the benefit of any person or entity (except Company) under any circumstances; provided, however, the Proprietary Information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Independent Contractor) or any information required by law to be disclosed by the Independent Contractor. Contractor agrees to keep the terms and conditions of this Agreement completely confidential and not to disclose or discuss it with anyone other than 1) Contractor’s spouse, significant other or immediate family members; 2) Contractor’s attorney; or 3) Contractor’s qualified tax advisor.

10.    NOTICES: All notices, requests, demand or other communications required or permitted to be given herein shall be deemed given if in writing, sent by courier, or registered mail, return receipt requested, properly addressed to Company or Independent Contractor, as the case may be, at the addresses set forth below or at such address as the parties may direct from time to time in like manner:

If to the Company:

Kunal Kamlani
President & COO
Prestige Cruise Holdings, Inc.
8300 NW 33rd Street, Suite 100
Miami, FL 33122

With a copy to: Corporate Counsel

If to Independent Contractor:

Mark Conroy
_______________
_______________

11.    GOVERNING LAW: Any dispute arising out of or in connection with this Agreement shall be determined by the courts of Miami-Dade County, State of Florida. This Agreement shall be governed by the laws of the State of Florida, unless otherwise indicated.

12.    AMENDMENTS: This Agreement may not be altered, suspended or otherwise modified except in writing signed by the party to be charged.

WHEREOF, the parties have caused this Agreement to be signed as of the effective date.

COMPANY:                     INDEPENDENT CONTRACTOR
Prestige Cruise Services, LLC

/s/ Kunal Kamlani         /s/ Mark Conroy
Kunal Kamlani, President & COO    Mark Conroy

Date: November 9, 2012     Date: November 9, 2012

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